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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                               AMM HOLDINGS, INC.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of AMM Holdings, Inc., a Delaware corporation ("Holdings") made
pursuant to the Prospectus, dated [          ], 1998 (the "Prospectus"), if
certificates for the outstanding 13 1/2% Senior Discount Notes due 2009 of Holdings (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach State Street Bank and Trust Company, as
exchange agent (the "Exchange Agent") prior to [     ] P.M., New York City time,
on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must
also be received by the Exchange Agent prior to [     ] P.M., New York City
time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

        DELIVERY TO: STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT

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
                   By Mail:                                By Overnight Courier:
     State Street Bank and Trust Company            State Street Bank and Trust Company
                 P.O. Box 778                             Two International Place
         Boston, Massachusetts 02102                    Boston, Massachusetts 02110
    Attention: Corporate Trust Department          Attention: Corporate Trust Department
                 Kellie Mullen                                 Kellie Mullen

     By Hand: in New York (as Drop Agent)                    By Hand: in Boston
  State Street Bank and Trust Company, N.A.         State Street Bank and Trust Company
           61 Broadway, 15th Floor                        Two International Place
            Corporate Trust Window                     Fourth Floor, Corporate Trust
           New York, New York 10006                     Boston, Massachusetts 02110
                                                   Attention: Corporate Trust Department
                                                               Kellie Mullen
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                             For Information Call:
                                 (617) 664-5587

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (617) 664-5290

                     Attention: Corporate Trust Department

                             Confirm by Telephone:
                                 (617) 664-5587

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.